Exhibit 10.1

MASTER LICENSE AND SERVICE AGREEMENT

This Master License and Service Agreement (the “MSA”) is entered into as of the date of last signature (the “Effective Date”) by and between (i) [***] (each such entity, to the extent it executes an Order (as defined below) in connection with this MSA, a “CoreSite Party” and collectively “CoreSite” in this MSA), and (ii) BOX, INC., a Delware corporation (“Customer”).  Each CoreSite Party, CoreSite and Customer are referred to individually herein as a “Party” and collectively as the “Parties.” The Parties agree as follows:

1. GENERAL This MSA is intended to allow Customer the right to obtain Space and Services from CoreSite Party at CoreSite Data Centers in the United States.  By entering into this MSA, the Parties acknowledge that this MSA can be incorporated by reference into Orders for such Space and Services, provided that, the individual parties to an Order acknowledge in such Order that this MSA is incorporated thereto.  Undefined capitalized terms used in this MSA are defined in Section 13 of this MSA.  The Parties hereby acknowledge that only one CoreSite Party shall be responsible for providing the Space and Services at an individual CoreSite Data Center, which will be defined in the applicable Order, and any reference to “CoreSite Party” contained herein shall be to such applicable CoreSite Party with respect to such CoreSite Data Center.

2. LICENSE & TERM

(A) For the Term, CoreSite Party shall license the Space to Customer for the purposes described in this MSA, and a CoreSite Party shall provide the Services to Customer, subject to and in accordance with the provisions of this MSA; accordingly, upon acceptance of an Order by a CoreSite Party, such CoreSite Party hereby grants to Customer a license, for the Term, to use the Space to install, maintain, repair and operate Equipment, and Customer shall license the Space from such CoreSite Party in accordance with the provisions of this MSA and agrees to pay all amounts under this MSA in connection with such license and the Services provided to it.

(B) This MSA commences on the Effective Date and shall continue in effect until the expiration or termination of the Term of the last remaining Order executed pursuant to this MSA, including any extensions provided in such Order.  The Term of an Order begins on the Commencement Date associated with such Order.

(C) The Parties acknowledge and agree that all licenses subject to this MSA and applicable Order(s) shall be space license and service agreements and shall not constitute a lease, sublease or easement.  Except to the extent set forth to the contrary in any Order or this MSA, no Party shall have any right to cancel or terminate a license, and the Parties shall remain fully responsible for all obligations and amounts payable under an Order, subject to this MSA, for the entire Term.  In no event shall Customer record any Order, this MSA or any memorandum or notice thereof.  Except with respect to Customer’s right to use the interior of any cabinet, cage , room, and suite constituting the Space defined in an Order, all rights of Customer (and all licenses hereunder) shall be on a non-exclusive basis.

(D) CoreSite Party and Customer will work together to schedule installation of Space, taking into consideration any Customer requested start dates.  The date that CoreSite Party commits, pursuant to the terms and conditions of the applicable Order, to deliver the Space will be the “Commencement Date,” and the Term and the start of billing for the particular Space begins on the Commencement Date.  CoreSite Party shall use reasonable efforts, but shall have no liability for any failure, to deliver the Space to Customer by the Commencement Date.  If CoreSite Party does not deliver the Space by the Commencement Date, such late delivery shall not affect the validity of a license nor the obligations of the Parties under any Order and this MSA, but the date that CoreSite Party delivers the Space shall become the Commencement Date (and, in such event, the length of the Term shall not be reduced thereby, and the scheduled expiration date of the Term shall be extended, if necessary, to provide for the full Term).  Unless otherwise set forth in the applicable Order, the Space delivered by CoreSite Party on the Commencement Date shall be limited to the description of Space defined under this MSA, and any Customer requested additions to the Space (i.e. ladder racking or duct work) or Services (i.e. power drops or cross connections) shall be provided on the date set forth in the applicable Order.

(E) On the date of the expiration or termination of the Term, Customer shall have no further rights with respect to the Space and shall, by such date, (i) remove all Equipment, and repair all damage resulting from such removal, and (ii) vacate and return and surrender the Space to CoreSite Party in the same condition as it was when delivered to Customer, with the same property as existed when delivered to Customer (e.g., ladder racking, cage walls, power drops, power panels and ductwork), ordinary wear and tear and casualty damage excepted.  If Customer does not timely remove the Equipment, or if Customer is past due or otherwise delinquent in any payments when a license expires or is terminated, CoreSite Party may, without limiting any other rights or remedies, at Customer’s expense, remove and store the Equipment and/or sell or otherwise dispose of the same (and apply the proceeds therefrom to amounts owing to CoreSite Party) in accordance with Laws.

i. If Customer continues to use or occupy the Space after the expiration or termination of the Term, such use shall be month-to-month and terminable by either CoreSite Party or Customer upon thirty (30) days’ written notice.  Such use or occupation of the Space shall not constitute a renewal or extension of this MSA or any Order.  In such case, Customer shall pay CoreSite Party monthly License Fees for the Space equal to the Post-Term License Fee Percentage of the full monthly License Fees in effect during the final month of the Term (without taking into account any credit, reduction or abatement), in addition to all other amounts, including, without limitation, any Service Fees owing to CoreSite Party for Customer’s receipt of any Services during such use or occupation.

ii. If Customer continues to use or occupy the Space after the expiration or termination of the Term, and during such use or occupation continues to receive any Services with CoreSite Party’s consent, such use will be co-terminous with Customer’s continued use and occupation of the Space, unless terminated by CoreSite Party or Customer upon 30 days’ written notice.  The receipt of such Services shall not constitute a renewal or extension of a license under any Order.  In such cases, Customer shall pay CoreSite Party the Service Fees for such Services in effect during the final month of the Term (without taking into account any credit, reduction or abatement).

3. PAYMENT

(A) Customer will pay to CoreSite Party all monthly Service Fees, License Fees, and other amounts in advance, within thirty (30) days of receipt of an invoice for such fees.  Such invoice shall not include more than one (1) months’ worth of fees unless agreed to in writing by Customer.  CoreSite Party may require Customer to pay, concurrently with Customer’s execution of an Order for Space, the Monthly License Fees for the first full month in which full Monthly License Fees are payable and the initial Non-Recurring Fee for the Space.  Payments for partial calendar months shall be prorated based on the number of days in such month.  Any other amounts payable by Customer not included on

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standard monthly invoices (i.e. off-cycle billing adjustments or non-recurring fees) shall be paid by Customer to CoreSite Party within thirty (30) days after the date of CoreSite Party’s invoice.  Invoices shall only be generated in CoreSite’s standard format and include details of individual fees billable for each Space in accordance with this MSA and the Order(s).  License Fees and Service Fees shall be payable for the entire Term regardless of whether Customer uses the Space or Services.  CoreSite Party shall also email the invoice to the Invoice E-Mail Address set forth in this MSA (or any other e-mail address that CoreSite Party reasonably considers to be a working e-mail address for Customer).

(B) Without limiting any other rights or remedies of CoreSite Party, any amounts payable by Customer that are not paid when due (a “Shortfall”), a late fee of 1.5% (or the maximum amount permitted by Law if such maximum amount is less than such late fee) of the Shortfall shall be due and payable to CoreSite Party. CoreSite Parties shall apportion any late fees accruing on the Shortfall in proportion to the relative amount owed by Customer to each CoreSite Party for the month in which the Shortfall occurs.

(C) All License Fees and Service Fees are exclusive of all taxes (including, without limitation, sales, use, transfer, privilege, excise, VAT, GST, consumption and other similar taxes), fees, duties, governmental assessments, impositions and levies imposed on the transaction in question (including, without limitation, the delivery of Services), all of which Customer shall pay in full (including, without limitation, any and all of the foregoing relating to carbon and climate/environment control), other than CoreSite Party’s income, estate, gift or, except as may be set forth in this MSA, real estate taxes.  All payments by Customer shall be made without offset or deduction, in United States Dollars, in immediately available funds (via check, wire transfer, electronic funds transfer, or ACH), to the address designated by CoreSite Party in good faith from time to time.  The initial payment address for CoreSite Party shall be set forth in the initial invoice sent to Customer; provided, however, CoreSite Party may change CoreSite Party’s payment information upon written notice to Customer.  All non-recurring fees are non-refundable and shall be paid by Customer to CoreSite Party, and shall belong to CoreSite Party.  Customer shall be responsible for any fees incurred by CoreSite Party as a result of any check not being honored by the drawee thereof.  In the event any check provided by or on behalf of Customer to CoreSite Party is not honored by the drawee thereof more than twice, in the aggregate, then CoreSite Party may require that Customer pay all amounts in connection with this MSA by wire transfer only.

(D) If Customer, in good faith, disputes any amount in an invoice that has been charged by a CoreSite Party to Customer under this MSA or any Order(s), Customer shall notify CoreSite Party in writing at [***] of such good faith dispute (“Good Faith Dispute Notice”) no later than thirty (30) days after Customer’s receipt of such invoice; provided, however, that Customer shall not be permitted to dispute the specific dollar amount set forth in the MSA or Order.  Customer will not be responsible for any late fees accruing on any such disputed amount only if Customer is able to demonstrate, to the reasonable satisfaction of CoreSite Party within thirty (30) days after CoreSite Party’s receipt of Customer’s Good Faith Dispute Notice, that such disputed amount was erroneously charged to Customer.  If Customer does not demonstrate, to the reasonable satisfaction of CoreSite Party within thirty (30) days after CoreSite Party’s receipt of Customer’s Good Faith Dispute Notice, that such disputed amount was erroneously charged, Customer shall pay such disputed amount to the applicable CoreSite Party within ten (10) days after such 30-day period.  If Customer fails to dispute an amount in accordance with the terms and time periods of this Section 3(D), then Customer shall be deemed to have waived all rights to dispute or otherwise object to such amount.

4. SPACE AND EQUIPMENT

(A) Customer, at Customer’s sole cost and expense, is responsible for providing, installing, maintaining, repairing and operating the Equipment.  The Equipment shall be industry-accepted information and communication technology equipment suitable for use in a data center.  All Equipment, where possible, must be accompanied by industry-standard blanking panels and must be installed in a hot/cold row configuration reasonably acceptable to CoreSite Party, and the location and power density of all racks and other Equipment shall be subject to the prior consent of CoreSite Party, which consent shall not be unreasonably withheld or delayed.  The Equipment, and placement thereof, shall comply with all of CoreSite Party’s reasonable, non-discriminatory floor load requirements.  Customer shall, at its sole cost and expense, maintain the Space in accordance with the highest industry standards and procedures for cleaning mission critical data center environments.  Customer shall have no access to subsurface environments (i.e., beneath the raised floor) unless approved in advance by CoreSite Party, supervised by CoreSite Party, and performed in accordance with CoreSite Party’s reasonable rules and regulations for performing such work.  Unless otherwise designated by CoreSite Party (in its sole and absolute discretion), any equipment or other property of any of the Customer Parties shall, at CoreSite Party’s option, be deemed part of the Equipment (without limiting the terms of Section 8 below).

(B) Customer may use the Space only for the purpose of installing, maintaining, repairing and operating Equipment in accordance with the terms of this MSA.  Notwithstanding anything to the contrary in this MSA, no improvements, modifications, changes or alterations to the Space, Data Center or Building shall be performed by Customer unless approved in writing by CoreSite Party (in its sole and absolute discretion).  Customer shall not use the Space to operate what is commonly known as a “meet-me-room” or to otherwise use any Services to compete with the Services offered by CoreSite at the Data Center.  Customer shall obtain and maintain all necessary and required approvals, permits, certificates and licenses relating to the Equipment and/or use of the Space and Services.  CoreSite Party shall have the right to relocate any Space upon at least one hundred eighty (180) days’ prior written notice to Customer (or such shorter time as CoreSite Party reasonably deems necessary in the event of emergency).  In the event that CoreSite requires Customer to move, CoreSite shall pay reasonable moving costs incurred by Customer for moving spaces.  Subject to the terms of this MSA, and the Building and Data Center rules, regulations and policies, Customer shall have access to the Space 24 hours per day, 7 days per week.  CoreSite Party may access the Space at any reasonable time, for any reasonable purpose; provided, however, except in the event of emergency, and except when delivering Services, CoreSite Party shall provide prior notice to Customer prior to entering the Space, and CoreSite Party shall not unreasonably interfere with Customer’s permitted use of the Space in connection with any such entry.  Customer shall not allow people to occupy or work in the Space (other than intermittent installation, testing and maintenance of Equipment in accordance with industry standards) and shall not use the Space for office use or for any other purpose.  Customer shall, at all times, at its sole cost and expense, keep the Space neat and clean, free of debris, trash, boxes, packaging and other similar items.  Customer shall comply with all Laws, and with all of CoreSite Party’s reasonable, non-discriminatory rules, regulations and procedures in effect from time to time.

(C) CoreSite Party may discontinue, turn off, shut down or suspend Services (including, without limitation, power) or deny Customer access to the Space, Data Center and Building in the event CoreSite Party is required to do so by Law.

(D) Customer shall not cause or permit any Hazardous Material to be brought, kept or used in the Space, Data Center or Building, and shall not unreasonably interfere with the use, systems, equipment or operations of CoreSite or CoreSite’s other customers.

(E) Unless otherwise designated by CoreSite Party (in CoreSite Party’s sole and absolute discretion), Customer will be responsible for all acts and omissions of the Customer Parties and all such acts and omissions shall be attributed to Customer for all purposes under this MSA.  Customer shall not cause or allow any liens or encumbrances to be imposed upon the Space, Data Center or Building (or any related property), or upon any of CoreSite Party’s or the Building owner’s (or any other Master Landlord’s) property; in the event of a breach of this sentence, without limiting any other rights or remedies, CoreSite Party may pay all amounts necessary to extinguish, eliminate and remove (including, without limitation, from public record) any such liens and encumbrances, and Customer shall reimburse CoreSite Party 110% of all such amounts within 30 days after receipt of invoice.  Customer shall ensure that all parties performing work for Customer work in harmony with any workers at the Data Center and Building, and comply with all non-discriminatory union labor, bonding, insurance and other requirements imposed by CoreSite Party in good faith in connection therewith.

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(F) Except to the extent expressly set forth in this MSA or any Order(s), Customer shall not be entitled to (i) access or use outside of the Space any space, conduits, innerducts, shafts, risers, fiber, wiring or cabling; (ii) make connections with any other customer or other party in connection with the Data Center, Building or this MSA; or (iii) use or consume any power, electricity, water, gas or other utilities or services.

5. LENDER, SECURITY AND MASTER LEASE REQUIREMENTS

(A) Customer acknowledges, in the event that CoreSite Party is currently a tenant under a Master Lease with respect to a certain portion of the Building, that (i) the Space and Data Center is leased by CoreSite Party, as tenant, (ii) CoreSite Party’s interest in the Space and Data Center is that of tenant, rather than owner, (ii) and CoreSite Party does not own the Building.  Notwithstanding anything to the contrary in this MSA, Customer’s use and occupancy of the Space shall be subject and subordinate to any Master Lease.  The foregoing provisions of this Section 5(A) are hereby declared to be self-operative and no further instrument shall be required to effect such subordination of this MSA (and applicable Order(s)) and Customer’s use and occupancy of the Space; provided, however, Customer shall, within ten (10) days after CoreSite Party’s written request therefor, execute and acknowledge any documents reasonably requested by CoreSite Party to assure the subordination of this MSA and applicable Order(s) (and Customer’s use and occupancy of the Space) to any Master Lease, or otherwise in connection with this paragraph.

(B) This MSA and Order(s) (and Customer’s rights, licenses, use and occupancy hereunder) shall be subject and subordinate to any mortgage and/or deed of trust of CoreSite, whether existing or future, and to any renewals, modifications, consolidations, extensions and replacements thereof (including, without limitation, all advances thereon, whether existing or future).  In the event any proceedings are brought for the foreclosure of any mortgage or deed of trust of CoreSite Party or any deed in lieu thereof (or, in the event CoreSite Party is the owner of the Building, if any ground or underlying lease of CoreSite Party is terminated), and CoreSite Party loses its possession of the Space and/or Building (or applicable portion thereof) as a result thereof, then Customer shall attorn to the purchaser or any successors of CoreSite Party upon any such foreclosure sale or deed in lieu thereof (or to the ground or underlying lessor, if applicable) if so requested to do so by such party and shall recognize such party as CoreSite Party under this MSA (and Order(s)).  CoreSite’s interest herein may be assigned as security at any time to any lienholder or lender.  Customer shall agree to such modifications to this MSA reasonably required by CoreSite’s lenders or lessors, provided such modifications may not materially increase Customer’s liabilities or obligations, or materially decrease Customer’s rights and remedies, under this MSA.  Customer shall, within ten (10) days after written request, execute and acknowledge such agreements as reasonably required by CoreSite or CoreSite’s lenders in connection with this paragraph.

(C) Except to the extent expressly set forth in any Order(s), in the event Customer is past due two (2) or more times during the Term, CoreSite Party may require Customer to deposit with CoreSite Party a “Security Deposit,” which shall be equal to one (1) month of License Fees for the Space.  CoreSite Party shall have the right, upon written notice to Customer, to apply that portion of the Security Deposit necessary to pay for any overdue amounts, damages incurred by CoreSite Party for Customer’s breach or default and any other damages caused by Customer or any of the Customer Parties.  Customer shall, within three (3) business days after CoreSite Party’s demand, deposit funds with CoreSite Party necessary to replenish the Security Deposit to its full original amount.  CoreSite Party shall not be required to keep the Security Deposit in trust, segregate it or keep it separate from CoreSite Party’s general funds, but CoreSite Party may commingle the Security Deposit with its general funds and Customer shall not be entitled to interest on the Security Deposit.  CoreSite Party shall return the Security Deposit, or if a portion thereof has been applied hereunder, any such unapplied portion, to Customer within thirty (30) days after the final expiration or termination of the Term.

(D) Within ten (10) business days after CoreSite Party’s written request (but not more than once during any calendar year), Customer shall provide CoreSite Party with current audited (together with an opinion of a certified public accountant) financial statements of Customer for the then current fiscal year of Customer and the immediately preceding three (3) fiscal years of Customer.  Such statements shall include income statements and balance sheets, shall be prepared in accordance with United States Generally Accepted Accounting Principles, consistently applied, shall be certified by an authorized officer of Customer as being true and correct, and shall otherwise be in form and content reasonably satisfactory to CoreSite Party.  This paragraph shall not be applicable in the event Customer is a publicly traded company on a national stock exchange, with its financial statements filed with the Securities and Exchange Commission.

(E) Customer shall, within ten (10) business days’ prior written notice from CoreSite Party, deliver to CoreSite Party a signed statement on CoreSite Party’s form certifying the following information (but not limited to the following information if further information is reasonably requested by CoreSite Party): (i) that this MSA (and Order(s) are unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this MSA, as modified, is in full force and effect); (ii) the dates to which Service Fees, License Fees and other charges are paid; (iii) the amount of Customer’s Security Deposit; and (iv) there are not any uncured breaches or defaults on the part of CoreSite Party under this MSA (and any applicable Order(s)), and that there are no events or conditions then in existence which, with the passage of time or notice or both, would constitute a breach or default on the part of CoreSite Party, or specifying such breaches or defaults, events or conditions, if any are claimed.  Any such statement may be relied upon by CoreSite Party and any of CoreSite Party’s designees, including, without limitation, any prospective purchaser, assignee, lessor or lender.

6. INSURANCE AND INDEMNITY

(A) Customer shall, at its sole cost and expense, procure and maintain the following insurance: (i) commercial general liability insurance in an amount not less than $2,000,000 per occurrence and $3,000,000 in the annual aggregate for bodily injury and property damage and personal injury coverage; and (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), in an amount equal to the full replacement value new without deduction for depreciation of all Equipment and other property of Customer.  All insurance under this paragraph shall be with reputable insurers licensed to do business in the State, shall have commercially reasonable deductibles, shall be written on an occurrence basis, shall list CoreSite Party and its designated lenders, lessors and managers as additional insureds, and shall provide that such insurance cannot be canceled or modified upon less than thirty (30) days prior written notice to CoreSite Party.  Access by Customer and any Customer Parties to, or installation of Equipment in, the Space is conditioned upon Customer first providing copies of certificates to CoreSite Party which evidence that Customer has obtained the insurance required hereunder.  Customer shall also provide copies of certificates evidencing renewal of such insurance policies prior to their expiration, and shall provide upon request evidence to CoreSite Party of the deductibles in connection with all policies hereunder.  CoreSite Party shall have the right to limit or suspend Customer’s ability to order any Services until such satisfactory evidence of insurance coverage is provided to CoreSite Party.  Customer shall require its insurers to waive (and its insurers shall waive) any rights of subrogation that such companies may have, and Customer waives, any and all rights, remedies, claims, actions and causes of action, against CoreSite Party and CoreSite Party’s Indemnified Parties, as a result of any loss or damage to Equipment or other property which is (or would have been, had the insurance required by this MSA been carried) covered by insurance.

CoreSite Party shall, at CoreSite Party’s sole cost and expense, procure and maintain the following insurance during the Term: (i) commercial general liability insurance in an amount not less than $2,000,000 per occurrence and $3,000,000 in the annual aggregate for bodily injury and property damage and personal injury coverage; and (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), in an amount equal to the full replacement value of CoreSite Party’s equipment in the Data Center.  All insurance hereunder shall be with reputable insurers licensed to do business in the State, shall have commercially reasonable deductibles, and shall be written on an occurrence basis and may be under an umbrella, blanket or similar policy.

(B) Except to the extent caused by CoreSite Party (or CoreSite Party’s Indemnified Party’s) negligence or willful misconduct, Customer shall and does hereby indemnify, defend, protect and hold harmless CoreSite Party and CoreSite Party’s respective Indemnified Parties from

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and against any and all Claims resulting from any legal claim, suit, action, or proceeding (“Action”) brought by any third party alleging or arising out of (i) infringement or misappropriation of any intellectual property right or other illegal action by Customer or any of the Customer Parties; (ii) any Customer Default; and/or (iii) the use by Customer or any of the Customer Parties of the Space, Services, Data Center, or Building.  Except to the extent caused by Customer’s (or the applicable other Customer Party’s) negligence or willful misconduct, CoreSite Party shall and does hereby indemnify, defend, protect and hold harmless Customer and the Customer Parties (other than customers, licensees, invitees, contractors and sublicensees, and their respective successors and assigns) from and against any and all Claims resulting from any Action brought by any third party (other than customers or sublicensees, and other than in connection with or as a result of the Services or any Failure or disruption, outage, breakdown or other failure or degradation of Services) alleging or arising out of (1) infringement or misappropriation of any intellectual property right or other illegal action by CoreSite Party or any of CoreSite Party’s Indemnified Parties; and/or (2) any Licensor Default caused by the gross negligence or willful misconduct of CoreSite Party.  This paragraph shall survive the expiration or termination of this MSA and any Order(s).

7. ENFORCEMENT

(A) In the event of a Customer Default, CoreSite Party shall have the right to exercise all of the available rights and remedies at law and in equity, and may, without limitation and free from any and all liability, (i) terminate the license provided under any and all Orders between the Parties for the particular Data Center where such Customer Default occurred; (ii) recover from Customer the applicable Basic Contract Damages, subject to any mitigation requirements under Law (provided that CoreSite Party shall not be required to give preference to the Space over any other Space in its mitigation efforts); (iii) discontinue, turn off, shut down or suspend any Service (including, without limitation, power); (iv) prevent Customer from ordering or licensing any Services; (v) prevent Customer from accessing or using the applicable Space, Data Center and Building and/or prevent Customer from removing any Equipment from the applicable Space or Building (including, without limitation, by means of locks or other access barriers); and/or (vi) perform such acts necessary to cure the Customer Default, on Customer’s part, and all costs incurred by CoreSite Party in connection therewith shall be paid by Customer to CoreSite Party.

(B) Customer will not be permitted to remove any Equipment from the Space or Building, and Customer waives any and all rights and remedies in connection therewith, during any period in which Customer is past-due or otherwise delinquent in any amounts payable, during any period in which Customer is under a payment plan with CoreSite Party, or during any period in which a Customer Default exists.

(C) In the event of a Licensor Default, Customer shall have the right, subject to this MSA, and subject to any mitigation requirements under Law, to exercise all of its available rights and remedies at law and in equity.  Any remedy of Customer for the collection of a judgment (or other judicial process) requiring the payment of money by CoreSite Party or any claim, cause of action or obligation by Customer against CoreSite Party concerning, arising out of or relating to any matter relating to this MSA and all of the covenants and conditions or any obligations set forth in this MSA, shall be limited to an amount which is equal to the License Fees or Service Fees, as applicable, paid by Customer to CoreSite Party in the twelve (12) months immediately preceding the date of entry of such judgment, claim, cause of action, or obligation, net of any amounts due and owing from Customer to CoreSite Party as of such date.  Except as set forth above, no property or assets of CoreSite Party or any of CoreSite Party respective Indemnified Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Customer’s remedies under or with respect to this MSA, CoreSite Party’s obligations to Customer, whether contractual, statutory or otherwise, the relationship of the parties hereunder, or Customer’s use or occupancy.  Without limiting the foregoing, no personal liability is assumed by any of CoreSite’s Indemnified Parties, and no Claim shall be asserted against any of CoreSite’s respective Indemnified Parties.

(D) Notwithstanding anything to the contrary contained in this MSA, no Party shall, under any circumstances, be liable for any consequential, indirect, punitive, exemplary or special damages of any nature, or for any loss of data, lost revenues, lost profits, loss of business, loss of goodwill or anticipatory profits, regardless of the form of action, whether in contract, tort (including, without limitation, negligence), strict liability or otherwise, even if the such Party has been advised of the possibility of such damages; provided, however, the foregoing shall not limit or affect, and Customer shall be responsible for, the Basic Contract Damages, License Fees and Service Fees and all other amounts payable by Customer under this MSA (including, without limitation, future amounts, regardless of when payable).  Notwithstanding anything to the contrary contained in this MSA, Customer shall not be permitted to exercise any self-help or offset remedies, or to perform any of CoreSite Party’s obligations.  Except as set forth in this MSA, no Party makes any express or implied representations or warranties, including, but not limited to, warranties of fitness for a particular purpose, merchantability, non-infringement of intellectual property rights and title, or any warranties arising from a course of dealing, usage, or trade practice.

(E) The obligations of Customer shall not be affected or impaired, and CoreSite Party shall not be in breach or default, in the event CoreSite Party is unable to fulfill any of its obligations under this MSA (and any Order(s)) or is delayed in doing so, if such inability or delay is caused by reason of Force Majeure Event, and CoreSite Party’s obligations under this MSA shall be suspended by any such Force Majeure Event.  Notwithstanding the foregoing, if, as a result of a Force Majeure Event claimed by CoreSite Party that is not caused by Customer or any of the Customer Parties, CoreSite Party is unable to provide Service to Customer and Customer is prevented from receiving Service as a result of such Force Majeure Event, then, during such time as CoreSite Party is so unable to provide Service to Customer as a result of such Force Majeure Event, Customer shall not be obligated to pay the Service Fees for the particular Service that CoreSite Party is so unable to provide to Customer as a result of such Force Majeure Event, unless CoreSite Party is able to provide a reasonable alternative.

(F) Time is of the essence with respect to the performance of this MSA and any Order(s).  In any action, legal proceeding or suit relating to this MSA and any Order(s), the losing Party shall pay the prevailing Party a reasonable sum for attorneys’ fees and costs in such action, legal proceeding or suit, as applicable.  Any obligations of the Parties occurring prior to the expiration or termination of this MSA and any Order(s) shall survive such expiration or termination.  Additionally, the terms and conditions of this MSA and any Order(s) that by their sense and context are intended to survive the expiration or termination of this MSA and any Order(s) shall survive such expiration or termination.

(G) If any provision of this MSA is held by a court of competent jurisdiction to be invalid, void or illegal, the remaining provisions of this MSA will remain in full force and effect.  A Party shall not be deemed to waive any of its rights or remedies under this MSA unless such waiver is in writing and signed by the Party to be bound.  The acceptance of any amounts by a Party shall not be deemed to be a waiver of any preceding breach or default.  No acceptance of a lesser amount than the amount due shall be deemed a waiver of a Party’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and each Party may accept such check or payment without prejudice to its right to recover the full amount due.  No acceptance of monies by a Party after the expiration or termination of the Term shall in any way alter the length of that Term or Customer’s rights to the Space or any Service, or reinstate, continue or extend the Term.  Unless otherwise agreed to in writing by the receiving Party, a Party may apply any payments received from the other Party or its affiliates to any amounts and in any order that the receiving Party may determine from time to time in its sole and absolute discretion, notwithstanding any contrary designation or writing by the paying Party.

(H) This MSA shall be governed by the Laws of the State set forth in the applicable Order.  All controversies, claims, actions or causes of action arising between the Parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State.  Each of the Parties consents to personal jurisdiction by the courts of the State in connection with any such controversy, claim, action or cause of action, and each of the Parties consents to service of process by any means authorized by the Law of the State and consent to the enforcement of any judgment so obtained in the courts of the State on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts.  Each of the Parties further acknowledges that the Laws and courts of the State were freely and voluntarily chosen to govern this MSA and to adjudicate any claims or disputes hereunder.

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(I) TO THE EXTENT NOT PROHIBITED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS MSA, FOR DAMAGES FOR ANY DEFAULT UNDER THIS MSA, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY UNDER THIS MSA.

8. ASSIGNMENT

Notwithstanding anything to the contrary in this MSA, this MSA (and the rights and licenses accorded Customer under this MSA) are personal to Customer and may not be assigned, sublicensed, or otherwise transferred by Customer in any fashion without the prior written consent of CoreSite.  Customer shall not, without the prior written consent of CoreSite Party, which consent may be withheld in CoreSite Party’s sole and absolute discretion, allow any other party to use any of the Space or Services, or operate what is commonly known as a meet-me room.  CoreSite may require any assignee, sublicensee or other transferee to execute documentation reasonably acceptable to CoreSite in connection with any assignment, sublicense or other transfer, including, without limitation, an assumption agreement whereby the transferee assumes all of Customer’s liabilities, duties and obligations under this MSA.  In any event, no assignment, sublicense or other transfer shall relieve or release Customer of its obligations, duties or liabilities, and Customer shall remain fully liable under this MSA, jointly and severally with the transferee, unless otherwise agreed to in writing by the CoreSite Party upon granting consent to any assignment.  Notwithstanding anything to the contrary in this MSA, CoreSite or CoreSite Party may, in its sole and absolute discretion, assign this MSA or any Order subject to this MSA, without obtaining the consent of Customer or any other party (such licensor, the “Assigning Licensor”).  Customer shall attorn to the Assigning Licensor’s assignee upon any assignment by the Assigning Licensor of this MSA (and Order(s)) and shall recognize such assignee as the Assigning Licensor under this MSA (and Order(s)).  No assignment or sale by the Assigning Licensor (or the owner of the Building) shall, in and of itself, result in a termination of this MSA (and Order(s)).  In the event of any assignment by the Assigning Licensor, the Assigning Licensor shall automatically be released from all liability under this MSA (and Order(s)) and Customer agrees to look solely to such assignee for the performance of the Assigning Licensor’s obligations under this MSA (and Order(s)) and such assignee shall be deemed to have fully assumed and be liable for all obligations of this MSA to be performed by the Assigning Licensor after the date of the assignment, including, without limitation, the return of any Security Deposit.  There shall be no third party beneficiaries to this MSA or any Order.

9. PROCEDURE.

(A) Any notice or communication required or permitted to be given under this MSA or any Order may only be delivered by hand, sent by overnight courier, sent by United States certified mail, return receipt requested, or sent by facsimile, to the addresses set forth below or to such other address as may hereafter be furnished in writing to the other Party.

All notices to CoreSite or a CoreSite Party shall be addressed to the following:

CoreSite, L.L.C.

1001 17th Street

Suite 500

Denver, Colorado 80202

Attn: General Counsel

Email : [***]

All notices and invoices to Customer shall be addressed to the following:

BOX, INC.

4440 El Camino Real

Los Altos, CA 94022

Attn: [***]

Fax:

Email: [***]

(the “Invoice E-mail Address”)

(B) The Parties are independent of one another and this MSA will not create any partnership, joint venture, employment, franchise or agency between any CoreSite Party and Customer.  The MSA, including any Order(s) executed hereunder, constitutes the complete and exclusive agreement between CoreSite Parties and Customer with respect to the Services for which an Order has been executed under this MSA, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such Services.  This MSA may only be amended by a written document executed by authorized representatives of the Parties.

(C) Customer further represents and warrants that it is not now and has never been listed or named as, nor has it ever acted directly or indirectly for or on behalf or any person, group or entity or nation named in any Executive Order or by the United States Treasury Department or any other state or federal agency as a terrorist, or a “Special Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control (“OFAC”) or any other governmental agency.

(D) The terms and conditions of this MSA, any Order(s) and other related CoreSite documents are confidential information.  The Parties shall keep such confidential information strictly confidential and shall not disclose such confidential information to any third party other than (i) a Party’s partners, assignees purchasers, investors, lenders, lessors, affiliates and financial and legal consultants, provided such parties agree in writing to keep such information strictly confidential and to not disclose such confidential information to any third party, (ii) as required by Law, or (iii) in connection with any action to enforce the terms of this MSA.  No Party shall release or cause or permit to be released any press release or other publicity, advertising or promotion relating to this MSA or any related documents.  Customer shall not use the picture or representation of the Data Center or Building (or any part thereof) without the prior written consent of CoreSite Party.  Notwithstanding the foregoing, CoreSite may provide any information as required to any receiver or governmental or quasi-governmental entity, or to any person or entity with a valid court order.  CoreSite or any CoreSite Party is and shall remain exclusively entitled to all right, title and interest in and to CoreSite’s or such CoreSite Party’s Intellectual Property and Customer shall not have any right, title or interest whatsoever in or to CoreSite’s or any CoreSite Party’s Intellectual Property (including, without limitation, any ownership rights); Customer shall not, directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to derive source code or other trade secrets from CoreSite’s or any CoreSite Party’s Intellectual Property.  The terms of this paragraph shall survive the expiration or termination of this MSA.

10. POWER

(A) Breakered Power Fee.  This Section 10(A) shall only apply in the event Customer executes an Order for Space in which the Power Fee (further defined below) is based on an amount per breakered amp, kilowatt(s), or specific circuit.

i. As set forth in the applicable Order(s), Customer may license power for the Space from CoreSite Party as follows: (i) primary AC UPS or DC (where available) power circuits for the Space, up to the Primary Power Limit, for a monthly fee payable by Customer to CoreSite Party for each and every power circuit, as set forth in the Order (the “Power Fee”), and (ii) if there is a Redundant Power Limit (greater than zero) set forth in the Order, redundant AC UPS power circuits for the Space, up to the Redundant Power Limit, for an additional monthly fee payable by Customer to CoreSite Party for each and every redundant power circuit, as set forth in the Order (the “Redundant Power Additional Fee”), with each redundant circuit being for the express and sole purpose of providing redundant power capacity for an existing primary AC UPS power circuit licensed by Customer from CoreSite Party.  All power circuits shall be ordered and provisioned pursuant to separate Order(s).  The minimum breakered circuit shall be 20 amps and the provision of power shall be in 10-amp increments above the 20-amp minimum.  The term of the license for power shall commence on the date such power is scheduled to be provisioned by CoreSite Party (the “Start Date”) under the Order (or the date such circuit is actually installed) and shall continue during the remainder of the entire Term.

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[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ii. The entire full Power Fee and the entire full Redundant Power Additional Fee shall be payable by Customer regardless of whether Customer uses the applicable power, or any portion thereof, and, without limiting the foregoing, once Customer orders any power (including, without limitation, any power circuit), Customer shall be obligated to license such power, and pay the entire full Power Fee, and, if applicable, the entire Redundant Power Additional Fee for such power, for the remainder of the entire Term (as may be extended or renewed), and may not terminate the order or license of any power.  CoreSite Party may, from time to time, increase the Power Fee and the Redundant Power Additional Fee, provided that the percentage increase shall be commensurate with the percentage increase in CoreSite Party’s applicable costs/expenses, as reasonably determined by CoreSite Party.

iii. Any and all redundant power is subject to the following additional terms and conditions, except to the extent otherwise specified by CoreSite Party, in its sole and absolute discretion: (i) at the time an order for redundant power is placed, Customer must designate the primary circuit for which the redundant circuit will provide redundancy; (ii) the amperage quantity and voltage quantity of each redundant circuit shall be equal to those of the applicable primary circuit; (iii) at no time shall the number of redundant circuits exceed, in total quantity or total capacity, the number of primary circuits; and (iv) at no time shall the combined load connected to any primary circuit and its designated redundant circuit, or the combined draw on any primary circuit and its designated redundant circuit, exceed 80% of the primary circuit’s breakered capacity.

iv. Customer shall also pay to CoreSite Party the Power NRC for the installation of each and every power circuit ordered for the Space.  CoreSite Party will include such NRC payment to the next scheduled invoice to be sent to Customer.  Work will commence on the NRC on a timeline agreeable to both parties.  Additionally, CoreSite Party may estimate any Power NRCs, in which event Customer shall pay the applicable Power NRC to CoreSite Party as set forth above based on CoreSite Party’s estimate; once CoreSite Party knows the actual amount of the applicable Power NRC, then CoreSite Party shall perform a reconciliation as soon as reasonably practicable; if the actual Power NRC is less than the Power NRC paid by Customer, then CoreSite Party shall credit any such overpayment against the Service Fees next becoming due; if, however, the actual Power NRC is more than the Power NRC paid by Customer, then Customer shall promptly pay such excess to CoreSite Party.

v. Notwithstanding anything to the contrary in this MSA, (i) Customer’s use/consumption and ordering/licensing of primary power shall never exceed the Primary Power Limit, (ii) Customer’s use/consumption and ordering/licensing of redundant power shall never exceed the Redundant Power Limit, (iii) Customer shall ensure, at its sole cost and expense, that the load connected to, and the draw on, any and all circuits shall be in compliance with the National Electrical Code (and all other Laws and insurance requirements), and (iv) in no event shall the load connected to any circuit, or the draw on any circuit, exceed 80% of the circuit’s breakered capacity.  CoreSite Party may, from time to time, audit Customer’s circuits and use of power and may enter the Space to do so.  Customer shall reasonably cooperate with CoreSite Party in connection with any such audit.  Without limiting the foregoing, within ten (10) days after receipt of written request from CoreSite Party (which request may be made from time to time), Customer shall deliver to CoreSite Party a detailed list of its then-existing circuits.  If CoreSite Party discovers that Customer has violated the Primary Power Limit or Redundant Power Limit, or violated such 80% limitation, then, without limiting CoreSite Party’s other rights and remedies, Customer shall pay to CoreSite Party the Power Overdraw Charge, and CoreSite Party may disconnect the circuit in violation until the violation is remedied by Customer to CoreSite Party’s reasonable satisfaction.  If requested by CoreSite Party, concurrently with Customer’s execution of an Order, Customer shall pay to CoreSite Party the initial estimated Power NRC and first month’s Power Fee.

(B) Branch Circuit Monitoring System.  This Section 10(B) (and Section 10(C) below) shall only apply in the event Customer executes an Order for Space which defines the Power Fee as “BCM” (defined below).

i. As set forth in the applicable Order(s), Customer may license from CoreSite Party power for the Space as follows:

(i) primary AC UPS power circuits for the Space, up to the Primary Power Limit, for a monthly fee payable by Customer to CoreSite Party for each and every circuit (the “Power Fee”) based on actual power usage determined by CoreSite’s Branch Circuit Monitoring System (defined below), and (ii) if there is a Redundant Power Limit (greater than zero) set forth in the applicable Order(s), redundant AC UPS power circuits for the Space, up to the Redundant Power Limit, for the monthly Power Fee for actual power usage and a monthly reservation fee payable by Customer to CoreSite Party for each and every redundant power circuit, as set forth in the applicable Order(s) (the “Redundant Power Reservation Fee”), with each redundant circuit being for the express and sole purpose of providing redundant power capacity for an existing primary AC UPS power circuit licensed by Customer from CoreSite Party.  Notwithstanding anything the contrary above, Customer shall pay to CoreSite a minimum monthly Power Fee, irrespective of Customer’s total power usage, equal to an agreed minimum percentage of the maximum power draw licensed to Customer (the “Minimum Power Fee” (defined in the Order)).

ii. All power circuits shall be ordered and provided pursuant to separate Order(s).  The minimum breakered circuit shall be 20 amps and the provision of power shall be in 10-amp increments above the 20-amp minimum.  The term of the license for power shall commence on the date of installation (or the date such circuit id provisioned under the Order) and shall continue during the remainder of the entire Term.

iii. The entire full Redundant Power Reservation Fee shall be payable by Customer regardless of whether Customer uses the redundant power, or any portion thereof, and, without limiting the foregoing, once Customer orders any redundant power (including, without limitation, any power circuit), Customer shall be obligated to license such redundant power, and pay the entire Redundant Power Reservation Fee for such power, for the remainder of the entire Term (as may be extended or renewed), and may not terminate the order or license of any redundant power.  CoreSite Party may, from time to time, increase the Redundant Power Reservation Fee, provided that the percentage increase shall be commensurate with the percentage increase in CoreSite Party’s applicable costs/expenses, as reasonably determined by CoreSite Party.

iv. Any and all redundant power is subject to the following additional terms and conditions, except to the extent otherwise specified by CoreSite Party, in CoreSite Party’s sole and absolute discretion: (i) at the time an order for redundant power is placed, Customer must designate the primary circuit for which the redundant circuit will provide redundancy; (ii) the amperage quantity and voltage quantity of each redundant circuit shall be equal to those of the applicable primary circuit; (iii) at no time shall the number of redundant circuits exceed, in total quantity or total capacity, the number of primary circuits; and (iv) at no time shall the combined load connected to any primary circuit and its designated redundant circuit, or the combined draw on any primary circuit and its designated redundant circuit, exceed 80% of the primary circuit’s breakered capacity.

v. The “Branch Circuit Monitoring System” or “BCM” is energy allocation equipment used by CoreSite to determine Customer’s consumption of power per circuit.  The Power Fee and Common Facilities Fee (defined below) will be based on readings of the Branch Circuit Monitoring System, and any and all disputes by Customer relating to the amount of the Power Fee, Common Facilities Fee and/or the accuracy of the Branch Circuit Monitoring System will be solely between Customer and CoreSite Party.  CoreSite Party may estimate the Power Fee for any particular month(s) (the “Estimated Months”), in which case the Power Fee payable by Customer for the month in question shall initially equal CoreSite Party’s estimated Power Fee, subject to reconciliation, as set forth below.  Not less than once in any 4-month period, CoreSite Party shall, based on the actual information available to CoreSite Party, determine the actual Power Fee for any previous Estimated Months.  If the actual aggregate Power Fees for any particular period exceed the estimated aggregate Power Fees paid by Customer for such period, then Customer shall pay such excess to CoreSite Party; if the actual aggregate Power Fees for any particular period are less than the estimated aggregate Power Fees paid by Customer for such period, then CoreSite Party shall credit Customer with the amount of Customer’s overpayment against the Power Fee payable for the month (or months, if applicable) following the applicable reconciliation.  The obligations of the parties under this paragraph shall survive the expiration or termination of this MSA.

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vi. Customer shall also pay to CoreSite Party the Power NRC for the installation of each and every power circuit ordered for the Space.  CoreSite Party may require that Customer pay any Power NRCs (including, without limitation, estimated Power NRCs) to CoreSite Party in advance, prior to the commencement, or during the performance, of the applicable work, within five (5) days after CoreSite Party’s demand (and CoreSite Party shall not be responsible to commence or continue with any work prior to its receipt of the Power NRC in question, and shall not be responsible for any delay in the applicable work caused by delay in receipt of the applicable Power NRC).  Additionally, CoreSite Party may estimate any Power NRCs, in which event Customer shall pay the applicable Power NRC to CoreSite Party as set forth above based on CoreSite Party’s estimate; once CoreSite Party knows the actual amount of the applicable Power NRC, then CoreSite Party shall perform a reconciliation as soon as reasonably practicable; if the actual Power NRC is less than the Power NRC paid by Customer, then CoreSite Party shall credit any such overpayment against the Service Fees next becoming due; if, however, the actual Power NRC is more than the Power NRC paid by Customer, then Customer shall promptly pay such excess to CoreSite Party.

vii. Notwithstanding anything to the contrary in this MSA, (i) Customer’s use/consumption and ordering/licensing of primary power shall never exceed the Primary Power Limit, (ii) Customer’s use/consumption and ordering/licensing of redundant power shall never exceed the Redundant Power Limit, (iii) Customer shall ensure, at its sole cost and expense, that the load connected to, and the draw on, any and all circuits shall be in compliance with the National Electrical Code (and all other Laws and insurance requirements), and (iv) in no event shall the load connected to any circuit, or the draw on any circuit, exceed 80% of the circuit’s breakered capacity.  CoreSite Party may, from time to time, audit Customer’s circuits and use of power and may enter the Space to do so.  Customer shall reasonably cooperate with CoreSite Party in connection with any such audit.  Without limiting the foregoing, within ten (10) days after receipt of written request from CoreSite Party (which request may be made from time to time), Customer shall deliver to CoreSite Party a detailed list of its then-existing circuits.  If CoreSite Party discovers that Customer has violated the Primary Power Limit or Redundant Power Limit, or violated such 80% limitation, then, without limiting CoreSite Party’s other rights and remedies, Customer shall pay to CoreSite Party the Power Overdraw Charge, and CoreSite Party may disconnect the circuit in violation until the violation is remedied by Customer to CoreSite Party’s reasonable satisfaction.  If requested by CoreSite Party, concurrently with Customer’s execution of an Order, Customer shall pay to CoreSite Party the initial estimated Power NRC and first month’s Power Fee.

(C) Common Facilities Fees.  This Section 10(C) shall only apply in the event Customer executes an Order for Space which utilizes CoreSite’s Branch Circuit Monitoring System defined in Section 10(B) above.

i. Customer shall pay to CoreSite Party a monthly fee (the “Common Facilities Fee”) equal to the aggregate Power Fees for that month multiplied by the Common Facilities Multiplier (defined in the Order(s)), which covers CoreSite Party’s costs to provide centralized HVAC services to the Space and to provide HVAC, lighting, security, and other services to the Data Center, as well as to CoreSite Party’s associated administrative costs.

ii. CoreSite Party may estimate the Common Facilities Fee for any particular month(s), in which case the Common Facilities Fee payable by Customer for the month in question shall initially equal CoreSite Party’s estimated Common Facilities Fee (subject to reconciliation, as set forth below).  Not less than once in any 4-month period, CoreSite Party shall, based on the actual information available to CoreSite Party, determine the actual Common Facilities Fees for any previous Estimated Months.  If the actual aggregate Common Facilities Fees for any particular period exceed the estimated aggregate Common Facilities Fees paid by Customer for such period, then Customer shall pay such excess to CoreSite Party; if the actual aggregate Common Facilities Fees for any particular period are less than the estimated aggregate Common Facilities Fees paid by Customer for such period, then CoreSite Party shall credit Customer with the amount of Customer’s overpayment against the Common Facilities Fee payable for the month (or months, if applicable) following the applicable reconciliation.  The obligations of CoreSite Party and Customer under this paragraph shall survive the expiration or termination of this MSA.

11. OTHER SERVICES

(A) Cross Connections.  During the Term set forth in any Order, subject to availability, cross connections may be licensed by Customer from CoreSite Party for the Cross Connection Fees.  All cross connections by Customer shall be performed by CoreSite Party and no cross connections shall be performed in any other manner or location, unless otherwise permitted by CoreSite Party in writing (in its sole and absolute discretion).  The term of the license of any such cross connections shall commence on the date of installation (or the first date of use, if earlier) and shall continue during the remainder of the Term; provided, however, Customer may terminate the license of any such cross connection earlier (but without affecting the remainder of the Term), upon at least thirty (30) days’ prior written notice to CoreSite Party (provided that, without limiting such notice period, the effective date of termination must be the first day of a calendar month).  Customer shall not be entitled to any other cross connections or other connections.  All cross connections shall be subject to the consent of the party with whom Customer wishes to connect (which shall be Customer’s responsibility to obtain).  CoreSite Party may, from time to time, audit Customer’s cross connections and other connections relating to the Space and/or Building, and may enter the Space to do so.  Customer shall reasonably cooperate with CoreSite Party in connection with any such audit.  Without limiting the foregoing, within ten (10) days after receipt of written request from CoreSite Party (which request may be made from time to time), Customer shall deliver to CoreSite Party a detailed list of its then-existing cross connections and other connections relating to the Space and/or Building (including, without limitation, the identities and locations of the parties to whom Customer is connected).

(B) Any2 Exchange.  CoreSite has in place a peering exchange commonly known as Any2.  During the Term set forth in any Order, subject to availability and the payment of the Any2 Fees, Customer may license Internet exchange ports from CoreSite Party on Any2.  Customer’s use of Any2 shall be subject to the consent of all applicable third parties from whom consent is required (which shall be Customer’s responsibility to obtain).  The term of the license of any such exchange ports shall commence on the date of installation (or the first date of use, if earlier) and shall continue during the remainder of the Term; provided, however, Customer may terminate the license of any such exchange port earlier (but without affecting the remainder of this MSA), upon at least thirty (30) days’ prior written notice to CoreSite Party (provided that, without limiting such notice period, the effective date of termination must be the first day of a calendar month).

(C) Campus Cross Connections.  CoreSite has in place certain rights to connectivity between separate CoreSite points of presence in separate Data Centers within a single metro area (as noted on the applicable Order) through either telecommunications services or dark fiber connections.  During the Term, subject to availability and the existence of such connectivity and point of presence, and subject to the payment of the Campus Cross Connection Fees, Customer may license from CoreSite Party connections between the Space and any other CoreSite sanctioned demarc panel in such point of presence, using such connectivity.  Customer shall be responsible for obtaining all third party consents necessary in connection with any such connections.  Connectivity between locations may be provided via one of two diverse dark fiber paths or lit telecommunications services, depending on the availability of such services.  For Campus Cross Connections using dark fiber, capacity is subject to availability, with availability being in the sole discretion of CoreSite Party.  The term of the license of any such connections shall commence on the date of installation (or the first date of use, if earlier) and shall continue during the remainder of the Term; provided, however, Customer may terminate the license of any such connections earlier (but without affecting the remainder of the license under this MSA and Order), upon at least thirty (30) days’ prior written notice to CoreSite Party (provided that, without limiting such notice period, the effective date of termination must be the first day of a calendar month).

(D) Inter-Site Connections.  At certain Data Center locations, CoreSite has in place certain rights to connectivity between separate CoreSite points of presence in separate Data Centers noted on the applicable Order, through telecommunications connections.  During the Term, subject to availability and the existence of such connectivity and point of presence, and subject to the payment of the Inter-Site Connection Fees, Customer may license from CoreSite Party connections between the Space and third parties in locations reasonably

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approved by CoreSite in such point of presence, using such connectivity.  Customer shall be responsible for obtaining all third party consents necessary in connection with any such connections.  The term of the license of any such connections shall commence on the date of installation (or the first date of use, if earlier) and shall continue during the remainder of the Term; provided, however, Customer may terminate the license of any such connections earlier (but without affecting the remainder of the license under this MSA and Order), upon at least thirty (30) days’ prior written notice to CoreSite Party (provided that, without limiting such notice period, the effective date of termination must be the first day of a calendar month).

(E) Open Cloud Exchange.  During the Term set forth in any Order, Customer may license, subject to availability, physical port connections (FastE, 1G, or 10G) to CoreSite’s Open Cloud Exchange switch (the “Open Cloud Exchange”) in order to exchange unprotected data with other Open Cloud Exchange subscribers authorized by CoreSite (“Open Cloud Exchange Subscribers”) for the Port Service Fees.  Customer may also license, subject to availability, Ethernet Virtual Connections (“EVC logical connections”) to other Open Cloud Exchange participants for the EVC Service Fees.  All physical ports and/or connections by Customer shall be performed by CoreSite Party and no physical ports or physical connections shall be performed in any other manner or location, unless otherwise permitted by CoreSite Party in writing (in its sole and absolute discretion).  After a physical port is installed, Customer may provision EVC logical connections through the online portal, and Customer shall pay to CoreSite Party the highest EVC Service Fee per EVC connection incurred during the applicable month.  For clarification purposes, if Customer begins a month with a 5Mbps EVC logical connection, increases to a 100Mbps EVC logical connection, and ends the month with a 5Mbps EVC logical connection, Customer will pay to CoreSite Party the EVC Service Fees for the maximum service level incurred during the month, which is the 100Mbps EVC logical connection.  The term of the license of any such ports and/or connections shall commence on the date of installation (or the first date of use, if earlier) and shall continue during the remainder of the Term; provided, however, Customer may terminate the license of any such port and/or connection earlier (but without affecting the remainder of the Term), upon at least thirty (30) days’ prior written notice to CoreSite Party (provided that, without limiting such notice period, the effective date of termination must be the first day of a calendar month).  Customer shall be solely responsible for (i) obtaining any and all agreements and approvals from other Open Cloud Exchange Subscribers prior to engaging in any traffic exchange and (ii) any and all payments that may be due to other Open Cloud Exchange Subscribers in connection with the Open Cloud Exchange.  The manner and timing of any and all connections to the Open Cloud Exchange will be as reasonably designated by CoreSite Party from time to time.  Customer acknowledges that CoreSite has made no representations or warranties regarding Customer’s ability to engage in traffic exchange sessions with other Open Cloud Exchange Subscribers on the Open Cloud Exchange platform.  Customer’s inability to exchange traffic with other Open Cloud Exchange Subscribers on the Open Cloud Exchange shall not affect Customer’s obligations under this MSA, and CoreSite shall have no obligations or liabilities in connection therewith.

(F) Blended IP Service.  Customer may license, subject to availability, access to low bandwidth Internet Protocol (IP) transit services via a cross connection between Customer’s Equipment and a physical port on CoreSite Party’s access router (“Blended IP Service”).  Customer shall provide at its own expense the following Equipment for use with Blended IP Service, which Equipment is subject to CoreSite’s approval: (i) a router (together with any necessary Internet Protocol software) or interface device compatible with the Blended IP Service (which router, for clarification, constitutes “Equipment” under this MSA); (ii) power cables for Customer’s router; and (iii) connectors between Customer’s router and Customer’s other Equipment.  CoreSite Party shall have no responsibility for the operation, failure, or maintenance of any Customer Equipment.  CoreSite Party shall provide the cross connection between Customer’s router and CoreSite Party’s access router, and Customer must provide the demarcation point at Customer’s router to which the Blended IP Service cross connection is to be provisioned.  Physical ports and/or connections between Customer’s router and CoreSite’s access router must be performed by CoreSite Party, and no physical ports and/or connections shall be performed in any other manner or location, unless otherwise permitted by CoreSite Party in writing (in its sole and absolute discretion).  The term of the license of any Blended IP Service is on a month-to-month basis, commencing on the date of installation.  Either Party may terminate the license upon at least 30 days’

prior written notice to the other Party (provided that, without limiting such notice period, the effective date of termination must be the first day of a calendar month).  The monthly recurring fees and non-recurring fees payable by Customer to CoreSite Party for Blended IP Service are as set forth in the applicable Order, which fees are subject to increase by CoreSite Party from time to time, in its sole and absolute discretion.  CoreSite Party reserves the right to pass through to Customer any federal regulatory fees or surcharges arising from or related to CoreSite Party’s sale or provision of, or Customer’s use of, Blended IP Service.  Use of Blended IP Service is limited to Customer and Customer Parties.  CoreSite Party exercises no control over, and accepts no responsibility for, the content of the information passing through CoreSite Party’s routers and other equipment, whether originating from Customer’s Equipment or from other parties, and use of any information obtained by Customer and Customer Parties via the Blended IP Service is at Customer’s and Customer Parties’ own risk.  In addition to other remedies under this MSA, Customer agrees to indemnify and defend CoreSite from and against any third party claims Customer’s use of Blended IP Service or any content transmitted via the Blended IP Service, violates any law, rule or regulation, or the privacy or intellectual property rights of any third party.  Customer acknowledges that the Blended IP Service provides Customer with access to non-CoreSite network elements, facilities, and services provided by third parties (“Third Party Services”), and Customer agrees that CoreSite Party exercises no control over and shall have no responsibility for any such Third Party Services (except as expressly stated in the SLA referred to below).  Customer acknowledges and affirms that it has reviewed CoreSite’s Service Level Agreement (“SLA”) for the Blended IP Service located at http://coresite.com/CoreSite/media/CoreSiteDocs/sla-coresite-blended-ip-services.pdf.  The SLA, which may be amended from time to time, is incorporated by reference into this MSA and sets forth CoreSite Party’s exclusive liability for, and Customer’s sole remedies for, any outages, degradation, or failures of Blended IP Services.

12. SERVICE LEVEL AGREEMENT

CoreSite acknowledges the importance of up-time and uninterrupted services in the data center industry.  Accordingly, Customer may be entitled to certain abatement under the Service Level Agreement attached hereto as EXHIBIT A in the event of certain service Failures (as defined in such SLA).  Notwithstanding anything to the contrary in this MSA, the remedies described in the SLA shall be Customer’s sole and exclusive remedies in connection with any Failures (as defined in the SLA), and Customer shall not have any other Claims, rights or remedies, and CoreSite Party shall not have any other liabilities, in connection with any Failures.

13. DEFINITIONS

For purposes of this MSA and any Order(s), the following terms shall have the following definitions:

Any2 Fees: The monthly recurring fees and non-recurring fees payable by Customer to CoreSite Party for Any2 exchange ports, as set forth in the applicable Order, which fees are subject to increase by CoreSite Party from time to time, in CoreSite Party’s sole and absolute discretion.

Basic Contract Damages: All of the License Fees and Service Fees that would otherwise have been payable by Customer for all of the remaining Term (i.e., that would otherwise have been payable under this MSA) absent any termination of this MSA.

Building: The building in which the Data Center defined in the applicable Order is located.

Campus Cross Connection Fees: The monthly recurring fees and non-recurring fees payable by Customer to CoreSite Party for campus cross connections, as set forth in the applicable Order, which fees are subject to increase by CoreSite Party from time to time, in its sole and absolute discretion.

Claims: All claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including, without limitation, reasonable attorneys’ fees and costs).

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Cross Connection Fees: The monthly recurring fees and non-recurring fees payable by Customer to CoreSite Party for cross connections, as set forth in the applicable Order, which fees are subject to increase by CoreSite Party from time to time, in its sole and absolute discretion.

Customer Default: Any of the following items, whereby Customer shall be in default beyond notice and cure periods: (i) the failure by Customer to pay Service Fees, License Fees or other amounts for 5 days after written notice that the applicable amount is overdue; (ii) any breach of Section 4 above for 5 days after CoreSite Party’s delivery of written notice to Customer; provided, however, if one CoreSite Parties shall deliver 3 notices of any such breach within any 12-month period, there shall be no cure period and a Customer Default shall be deemed to have occurred; (iii) Customer becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition or assignment for the benefit of creditors if such petition or proceeding is not dismissed within thirty (30) days of filing; or (iv) the failure by Customer to cure any other breach within 15 days after written notice by CoreSite Party.

Customer Parties: Customer’s customers, members, affiliates, partners, representatives, officers, directors, principals, licensees, invitees, employees, agents, trustees, contractors and sublicensees, and their respective successors and assigns.

Data Center: The data center identified in an applicable Order and operated by CoreSite Party in which CoreSite Party shall provide certain Services.

Equipment: The equipment and other property placed by or on behalf of Customer in the Space (including, without limitation, racks, servers, cabling and wiring), specifically excluding any items licensed from CoreSite Party or owned, leased or licensed by CoreSite Party.

EVC Service Fees: The monthly recurring fees and non-recurring fees payable by Customer to CoreSite Party for EVC connections, as set forth in the applicable Order, which fees are subject to increase by CoreSite Party from time to time, in its sole and absolute discretion.

Force Majeure Event: Any event beyond CoreSite Party’s reasonable control, including, without limitation, acts of war, acts of God, terrorism, earthquake, hurricanes, flood, fire or other casualty, embargo, riot, sabotage, labor shortage or dispute, governmental act, insurrections, shortages, epidemics, and quarantines.

Hazardous Material: Any material which is or becomes regulated by any applicable governmental authority, or any other hazardous or toxic material.

Indemnified Parties: With respect to CoreSite or a CoreSite Party, such parties’ or party’s members, affiliates, partners, officers, directors, principals, shareholders, representatives, employees, agents, trustees, lenders, lessors and managers, and their respective successors and assigns.

Intellectual Property: Technology, software tools, hardware designs, algorithms, software, user interface designs, network designs, patents, trademarks, trade secrets, copyrights, business methods, and any other intellectual property rights and also including, without limitation, any derivatives, improvements, enhancements, extensions, or applications relating to the foregoing.

Inter-Site Connection Fees: The monthly recurring fees and non-recurring fees payable by Customer to CoreSite Party for connections to the CoreSite point of presence, as set forth in the Order, which fees are subject to increase by CoreSite Party from time to time, in its sole and absolute discretion.

Law(s): All applicable laws, rules, codes, regulations, court orders, and ordinances and matters of record.

License Fees: The monthly license fees payable by Customer to CoreSite Party for the license of the Space, as set forth in the applicable Order.

Licensor Default: Failure by CoreSite Party to perform its obligations under this MSA and Order within fifteen (15) days after written notice is delivered by Customer to CoreSite Party specifying the obligation which CoreSite Party has failed to perform; provided, however, that if the nature of such CoreSite Party obligation is such that more than fifteen (15)days are required for performance, then CoreSite Party shall not be in breach or default (and a Licensor Default shall not exist) if CoreSite Party commences performance within such fifteen (15)-day period and thereafter diligently prosecutes the same to completion.

Master Landlord: If applicable, the owner of the Building in which the Data Center is located (or other applicable party) from which CoreSite Party leases or subleases the Space.

Master Lease: If applicable, that certain lease between the Master Landlord, as owner, and CoreSite Party, as tenant, for the space consisting of the Data Center in the Building (as the same may be assigned, amended, modified or extended).

Order: An order on CoreSite’s standard form submitted by Customer and accepted by CoreSite Party in accordance with CoreSite’s prevailing procedures in connection with this MSA.  In the event of conflict between the terms of this MSA and the terms of an Order, the terms of the Order shall control.  Unless otherwise indicated, all references to this MSA include a reference to any applicable Orders.  Any Order may be entered into with the use of electronic signatures and be subject to the provisions of the U.S. E-SIGN Act (i.e., the Electronic Signatures in Global and National Commerce Act (ESIGN, Pub.L. 106-229, 14 Stat. 464, enacted June 30, 2000, 15 U.S.C. ch.96).

Port Service Fees: The monthly recurring fees and non-recurring fees payable by Customer to CoreSite Party for physical port connections on the Open Cloud Exchange, as set forth in the applicable Order, which fees are subject to increase by CoreSite Party from time to time, in its sole and absolute discretion.

Post-Term License Fee Percentage: 150%.

Power NRC: Defined in the applicable Order.  In connection with any increases in power installation costs, CoreSite Party may, from time to time, increase the Power NRC, provided that the applicable percentage increase in the Power NRC shall be commensurate with the percentage increase in CoreSite Party’s applicable costs/expenses relating to the increase in question, as reasonably determined by CoreSite Party.

Power Overdraw Charge: $500.00 per day, per circuit in violation.

Power Fee: Defined in the applicable Order.

Primary Power Limit: Unless otherwise set forth in the Order, such limit shall be one of the following: (i) a breakered capacity limit of primary AC power or DC power (A/B sides combined)(in kilowatts) or (ii) a defined quantity of circuits (or other electrical infrastructure) supplied to the Space by CoreSite Party in which Customer shall not exceed a defined draw of power (in kilowatts).

Primary Provisioned KW: The amount of primary AC power (in kilowatts) which CoreSite Party shall supply to Customer’s Space.

Redundant Power Fee: Defined in the Order, if applicable.

Redundant Power Reservation Fee: Defined in the Order, if applicable.

Redundant Power Limit: Unless otherwise set forth in the Order, a breakered capacity limit of (UPS, Panel or Power System, subject to availability) redundant AC power, as set forth in the Order, if applicable.

Redundant Provisioned KW: The amount of UPS redundant AC power (in kilowatts) which CoreSite Party shall supply to Customer’s Space.

Service Fees: The fees and all other amounts payable by Customer to CoreSite Party for Services; provided if Service Fees for a particular Service are not set forth in this MSA, then the Service Fees shall be as agreed to between CoreSite Party and Customer.

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Services: All services which may be provided by CoreSite Party to Customer from time to time, including without limitation, the provision of Space, power and related services, and the licensing of cross connections, Internet exchange ports, inter-site connections, and the building out of Space in anticipation of the commencement of the term, to the extent expressly set forth in this MSA and an Order.

Space: Colocation space in a Data Center, as defined in the applicable Order.

State: The state in which a Data Center identified in an Order is located.

Term: The term of Customer’s license of the Space from CoreSite Party, as defined in the applicable Order.  Unless stated otherwise in the applicable Order, the Term is stated in months.

[Remainder of Page Intentionally Left Blank]

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By signing below, each party represents it has read this MSA, understands it, and agrees to be bound by it:

CORESITE:		CUSTOMER:
[***]

By: CoreSite, L.L.C., their authorized agent		BOX, Inc.

By:	/s/ Jeff Dorr	By:	/s/ Ian McNish

Name:	Jeff Dorr	Name:	Ian McNish

Title:	VP Finance	Title:	Director, Foundational Services

Date:	12/18/2015 | 15:13 PM PT	Date:	12/18/2015 | 14:05 PM PT

CORESITE [***]

By: CoreSite [***], L.L.C., its general partner

By:	/s/ Jeff Dorr

Name:	Jeff Dorr

Title:	VP Finance

Date:	12/18/2015 | 15:13 PM PT

Proprietary and Confidential

© 2015 CoreSite. All Rights Reserved.

[***]	Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

SERVICE LEVEL AGREEMENT

(Version No. 7.8.15)

This Service Level Agreement (“SLA”) provides certain abatement to Customer in the event of certain Failures.  This SLA applies only to the Space set forth in an applicable Order Form executed under this MSA, and applies only to dedicated suite, cage, and cabinet Space (and not to conduit, innerduct, or other Space).  Notwithstanding anything to the contrary in the MSA, the abatement described in this SLA shall be Customer’s sole and exclusive remedy in connection with any Failure, and CoreSite Party shall have no other liabilities in connection with any Failure.

I. DEFINITIONS.

Circuit Pair.  Both the primary A power circuit and its designated redundant B power circuit, excluding any panel redundant circuits.

Circuit Pair Failure.  The unavailability of power for any period of time at the Demarcation Point of any particular Circuit Pair (where such unavailability simultaneously occurs and continues with respect to both the primary A and redundant B power circuits at all times) licensed by Customer from CoreSite Party, which was at the time being used with functioning Equipment such that the Equipment experiences an actual interruption in power; provided, that such unavailability simultaneously occurs and continues with respect to both the primary A and redundant B power circuits at all times in question.

Cold Aisle.  A cold aisle designated by CoreSite Party in the applicable Individual Space.

Connectivity Failure.  Deemed to have occurred on a particular day if (A) CoreSite Party fails to use commercially reasonable efforts to ensure that all of CoreSite Party’s critical pathways and main distribution frame equipment in the Data Center are properly operating, and (B) a s a result of such failure, either (i) a redundant cross connection licensed by Customer from CoreSite Party in the applicable Individual Space is unavailable and interrupted on both the primary and redundant connections (simultaneously) for more than 26 cumulative seconds within a calendar month after CoreSite Party receives notice of any such failure, or (ii) an Any2 Exchange connection licensed by Customer from CoreSite Party in the applicable Individual Space is unavailable and interrupted for more than 26 cumulative seconds within a calendar month after CoreSite Party receives notice of any such failure.

Demarcation Point.  The receptacle to which the applicable licensed electrical service is delivered in the applicable Equipment.

ES Failure.  When the average relative humidity or the average temperature in the Individual Space or portion of Individual Space (as applicable) exceeds or drops below the applicable environmental range in Table III below, as measured by CoreSite Party, and (B) as a result, Customer’s Equipment then in operation in the applicable Individual Space is materially and adversely affected thereby.

Failure.  Refers to a Power Failure, an ES Failure, and/or a Connectivity Failure.

Impacted Space (ES).  The proportion of the total Individual Space that is impacted by an ES Failure, as measured and determined by CoreSite Party.  The Impacted Space (ES) percentage shall never exceed 100%.

Impacted Space (Power).  The proportion of the total Individual Space that is impacted by a Power Failure, calculated as either: (i) for Individual Space where the Primary Power Limit is a breakered capacity limit (in kilowatts), the breakered capacity of the failed primary circuit(s) divided by the total Primary Power Limit for the Individual Space; or, (ii) for Individual Space where the Primary Power Limit is a defined d raw of power (in kilowatts), the average power draw on the failed circuits as measured over the 48-hour period immediately prior to the Power Failure (as determined by CoreSite) divided by the Primary Power Limit for the Individual Space.  The Impacted Space (Power) percentage shall never exceed 100%.

Individual Space.  An individual cage or cabinet Space under the applicable Order Form.

Power Failure.  Either a Circuit Pair Failure or a Single Circuit Failure, as applicable.

Single Circuit.  Any single power circuit provisioned as an A power circuit only, with no designated redundant B power circuit.

Single Circuit Failure.  The unavailability of power for more than 26 consecutive seconds at the Demarcation Point of any particular Single Circuit licensed by Customer from CoreSite Party, which was at the time being used with functioning Equipment such that the Equipment experiences an actual interruption in power.

II. POWER AVAILABILITY SLA.

A. Circuit Pair Availability SLA.  CoreSite Party offers 100% power availability SLA for Circuit Pairs.  In any calendar day, if a particular Individual Space experiences any Circuit Pair Failures, Customer shall be entitled to abatement of one day’s worth of Monthly License Fees for the Individual Space multiplied by the Impacted Space (Power) Percentage.

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B. Cumulative Availability SLA.  In the event of any Power Failures to a particular Individual Space in a calendar month, and subject to the limitations below, Customer shall be entitled to additional abatement of that portion of the Monthly License Fees for the Individual Space as set forth in Table B(i) or B(ii) below (as applicable) in an amount calculated based upon the cumulative duration of Power Failures for the Individual Space during that month.  For clarification, Customer may be entitled, as applicable, to abatements under both the Circuit Pair Availability SLA and the Cumulative Availability SLA.

Table B(i)

Cumulative Power Availability (Circuit Pairs)

SLA Level	% Available	Cumulative Circuit Pair Failure Duration	Abatement of Individual Space Monthly License Fee
1	99.999%	0.01 seconds to 26 seconds	No additional abatement
2	Less than 99.999%	Greater than 26 seconds	1 week x Impacted Space (Power) Percentage

Table B(ii)

Cumulative Power Availability (Single Circuit)

SLA Level	% Available	Cumulative Single Circuit Failure Duration	Abatement of Individual Space Monthly License Fee
1	99.99%	26.01 seconds to 4 minutes 23 seconds	1 day x Impacted Space (Power) Percentage
2	Less than 99.99%	Greater than 4 minutes 23 seconds	1 week x Impacted Space (Power) Percentage

III. ENVIRONMENTAL STABILITY SLA.  In the event of any ES Failure(s) to a particular Individual Space in a calendar month, and subject to the limitations below, Customer shall be entitled to abatement of that portion of the Monthly License Fees for the Individual Space as set forth in Table III below.

A “Humidity-Level 1 Failure” shall be deemed to have occurred on a particular day if, as shown in Table III, (A) the relative humidity i n the Data Center, or a portion of the Data Center, over a full calendar day period exceeds 70% relative humidity or is below 30% relative humidity, all as measured by CoreSite Party’s Sensors, and (B) the Equipment in the applicable Individual Space is then being used by Customer in the ordinary course of business.

A “Humidity-Level 2 Failure” shall be deemed to have occurred on a particular day if, as shown in Table III, (A) the relative humidity in the Data Center, or a portion of the Data Center, exceeds 80% relative humidity or is below 20% relative humidity, all as measured by CoreSite Party’s Sensors, and (B) the Equipment in the applicable Individual Space is then being used by Customer in the ordinary course of business.

A “Temperature-Level 1 Failure” shall be deemed to have occurred on a particular day if, as shown in Table III, (A) the sustained temperature in the Data Center, or a portion of the Data Center, over a full calendar day period exceed 80.6 degrees Fahrenheit or is below 64.4 degrees Fahrenheit, as measured by CoreSite Party’s Sensors, and (B) the Equipment in the applicable Individual Space is then being used by Customer in the ordinary course of business.

A “Temperature-Level 2 Failure” shall be deemed to have occurred on a particular day if, as shown in Table III, (A) the sustained temperature in the Data Center, or a portion of the Data Center, exceed 89.6 degrees Fahrenheit or is below 59.0 degrees Fahrenheit, as measured by CoreSite Party’s Sensors, and (B) the Equipment in the applicable Individual Space is then being used by Customer in the ordinary course of business.

A Humidity-Level 1 Failure, Humidity-Level 2 Failure, Temperature-Level 1 Failure and Temperature-Level 2 Failure are each referred to herein as an “ES Failure.”

Table III

Environmental Stability (ES) – Temperature and Humidi

SLA Level	Temperature (in degrees Fahrenheit)	Relative Humidity	Abatement of Individual Space Monthly License Fee
1	Less than 64.4 Greater than 80.6	Less than 30% or Greater than 70%	1 day x Impacted Space (ES) Percentage
2	Less than 59.0 Greater than 89.6	Less than 20% or Greater than 80%	1 week x Impacted Space (ES) Percentage

IV. CROSS CONNECTION AND ANY2 EXCHANGE AVAILABILITY SLA.  In the event any Connectivity Failure occurs on any particular day, then Customer shall be entitled to abatement of one day’s worth of Monthly Service Fees for the affected cross connection, or the affected Any2 Exchange connection, as applicable.  In no event shall the total aggregate abatement under this Article IV for any particular cross connection, or any particularly Any2 Exchange connection, as applicable, in any one calendar month exceed the Monthly Service Fees payable by Customer for that month for the applicable Service in question (notwithstanding the amount or length of any Connectivity Failures with respect to such Service).  In the event there would otherwise be abatement in excess of such Monthly Service Fees for that month, then the excess shall not carry over to any subsequent period and shall be deemed extinguished and of no force or effect.

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V. LIMITATIONS.

A. Notwithstanding anything to the contrary in this SLA, Customer shall not be entitled to any abatement and shall have no right s or remedies under this SLA or otherwise, and no Failure shall be deemed to have occurred, during any periods of scheduled maintenance, nor if (1) Customer is in breach or default under this MSA at the time of the Failure in question, or (2) the Failure in question results from any of the following: (a) any equipment (including, without limitation, any Equipment) or applications of (or otherwise used by or in possession of) Customer or any of the other Customer Parties; (b) any act or omission of Customer or any of the other Customer Parties; or (c) a Force Majeure Event.

B. Notwithstanding anything to the contrary in this SLA, in no event shall Customer be entitled to abatement under more than one of Articles II through IV above in connection with the same event that caused the applicable Failures.  In the event the same event causes more than one Failure, then Customer shall receive abatement only with respect to the one single Failure (and not with respect to multiple Failures) that would yield the highest abatement to Customer (and if more than one of such Failures exists, CoreSite Party shall stipulate which Failure shall apply for purposes of calculating the abatement).  In the event a particular Failure continues, only one Failure shall be deemed to have occurred (and shall be deemed to have occurred on the day that the Failure first comes into effect), regardless of the length of such Failure.

C. Notwithstanding anything to the contrary set forth in this SLA, in no event shall the total abatement under Articles II and III for the applicable Individual Space in any one calendar month exceed the Monthly License Fees payable for that Individual Space for that calendar month (notwithstanding the amount or length of any Power Failures or ES Failures in that month or otherwise).  In the event there would otherwise be abatement in excess of such Monthly License Fees for that month, then the excess shall not carry over to any subsequent period and shall be deemed extinguished and of no force or effect.

D. Notwithstanding anything to the contrary in this SLA: (i) in no event shall the total aggregate abatement for any Power Failures and/or ES Failures under this SLA in any calendar month exceed an aggregate amount equal to three (3) months’ worth of Monthly License Fees for the Individual Space under the applicable Order (calculated at the average rate payable during the initial Term for such Individual Space); and (ii) in no event shall the total aggregate abatement for a Connectivity Failure under this SLA exceed an aggregate amount equal to three (3) months’ worth of Service Fees under any applicable Order (calculated at the average Service Fee payable during the initial Term for the Services).  In the event there would otherwise be abatement under this SLA in excess of the aggregate amounts set forth herein, then the excess shall not carry over to any subsequent period and shall be deemed extinguished and of no force or effect.

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